Exhibit 99.1

Full Circle Capital Announces Common Stock to Begin Trading on The Nasdaq Global Market

RYE BROOK, NY, July 23, 2013 – Full Circle Capital Corporation (NASDAQ:FULL) (“Full Circle”) today announced that its application to list Full Circle’s common stock, par value $0.01 per share, on The Nasdaq Global Market has been approved by the Nasdaq Listing Qualifications Department of the NASDAQ Stock Market LLC. The listing of Full Circle’s common stock will be transferred from The Nasdaq Capital Market to The Nasdaq Global Market at the opening of business on July 23, 2013. Full Circle’s common stock will continue to trade under the symbol "FULL". Full Circle’s 8.25% fixed rate notes due 2020, currently trade on The Nasdaq Global Market under the symbol "FULLL".

About Full Circle Capital

Full Circle Capital Corporation (NASDAQ: FULL) is a Rye Brook, New York based closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle Capital lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle Capital’s investment objective is to generate both current income and capital appreciation through debt and equity investments.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle Capital's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle Capital's filings with the Securities and Exchange Commission. Full Circle Capital undertakes no duty to update any forward-looking statements to reflect subsequent events.

Company Contact:	Investor Relations Contacts:
John E. Stuart, CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	Lippert/Heilshorn & Associates
914-220-6300	212-838-3777
jstuart@fccapital.com	sprince@lhai.com

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